                                                                     Exhibit 3.2

                                     BYLAWS


                                       OF


                          BRIDGE STREET FINANCIAL, INC.


                                TABLE OF CONTENTS

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ARTICLE I OFFICES ............................................................................................    1

         Section 1.     Registered Office.....................................................................    1

         Section 2.     Additional Offices....................................................................    1

ARTICLE II STOCKHOLDERS.......................................................................................    1

         Section 1.     Place of Meetings.....................................................................    1

         Section 2.     Annual Meetings.......................................................................    1

         Section 3.     Special Meetings......................................................................    1

         Section 4.     Notice of Meetings....................................................................    1

         Section 5.     Waiver of Notice......................................................................    2

         Section 6.     Fixing of Record Date.................................................................    2

         Section 7.     Quorum................................................................................    2

         Section 8.     Conduct of Meetings...................................................................    3

         Section 9.     Voting; Proxies.......................................................................    3

         Section 10.    Inspectors of Election................................................................    3

         Section 11.    Procedure for Nominations.............................................................    4

         Section 12.    Substitution of Nominees..............................................................    5

         Section 13.    New Business..........................................................................    5

ARTICLE III CAPITAL STOCK.....................................................................................    6

         Section 1.     Certificates of Stock.................................................................    6

         Section 2.     Transfer Agent and Registrar..........................................................    7

         Section 3.     Registration and Transfer of Shares...................................................    7

         Section 4.     Lost, Destroyed and Mutilated Certificates............................................    7

         Section 5.     Holder of Record......................................................................    7

                                       i

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
ARTICLE IV BOARD OF DIRECTORS................................................................................     8

         Section 1.     Responsibilities; Number of Directors................................................     8

         Section 2.     Qualifications.......................................................................     8

         Section 3.     Regular and Annual Meetings..........................................................     8

         Section 4.     Special Meetings.....................................................................     8

         Section 5.     Notice of Meetings; Waiver of Notice.................................................     8

         Section 6.     Conduct of Meetings..................................................................     9

         Section 7.     Quorum and Voting Requirements.......................................................     9

         Section 8.     Informal Action by Directors.........................................................     9

         Section 9.     Resignation..........................................................................     9

         Section 10.    Vacancies............................................................................     9

         Section 11.    Compensation.........................................................................    10

         Section 12.    Directors' Age Limitation............................................................    10

         Section 13.    Directors Emeriti....................................................................    10

         Section 14.    Amendments Concerning the Board......................................................    10

ARTICLE V COMMITTEES.........................................................................................    10

         Section 1.     Standing Committees..................................................................    10

         Section 2.     Audit Committee......................................................................    11

         Section 3.     Nominating Committee.................................................................    11

         Section 4.     Other Committees.....................................................................    11

ARTICLE VI OFFICERS..........................................................................................    11

         Section 1.     Generally............................................................................    11

         Section 2.     President and Chief Executive Officer................................................    12

         Section 3.     Vice President.......................................................................    12

         Section 4.     Secretary............................................................................    12

                                       ii

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
         Section 5.     Compensation of Officers and Others..................................................    12

ARTICLE VII DIVIDENDS........................................................................................    12

ARTICLE VIII NOTICES.........................................................................................    13

         Section 1.     Notices..............................................................................    13

         Section 2.     Waivers..............................................................................    13

ARTICLE IX MISCELLANEOUS.....................................................................................    13

         Section 1.     Facsimile Signatures.................................................................    13

         Section 2.     Corporate Seal.......................................................................    13

         Section 3.     Reliance Upon Books, Reports and Records.............................................    13

         Section 4.     Fiscal Year..........................................................................    14

         Section 5.     Time Periods.........................................................................    14

ARTICLE X AMENDMENTS.........................................................................................    14

                                     BYLAWS

                                       OF

                          BRIDGE STREET FINANCIAL, INC.


                                    ARTICLE I

                                     OFFICES

                  Section 1. Registered Office. The registered office of Bridge Street Financial, Inc. (the "Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle.

                  Section 2. Additional Offices. The Corporation may also have offices and places of business at such other places, within or without the State of Delaware, as the Board of Directors (the "Board") may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

                  Section 1. Place of Meetings. Meetings of stockholders of the Corporation shall be held at such place, within or without the State of Delaware, as may be fixed by the Board and designated in the notice of meeting. If no place is so fixed, such meetings shall be held at the principal administrative office of the Corporation.

                  Section 2. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors and the transaction of any other business which may properly come before such meeting shall be held each year on a date and at a time to be designated by the Board.

                  Section 3. Special Meetings. Special meetings of stockholders, for any purpose, may be called at any time only by the Chairperson of the Board, the President, or by resolution of at least three-fourths of the directors then in office. Special meetings shall be held on the date and at the time and place as may be designated by the Board. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

                  Section 4. Notice of Meetings. Except as otherwise required by law, written notice stating the place, date and hour of any meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting, either personally or by mail not less than ten
(10) nor more than sixty (60) days before the date of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article

II, or at such other address as the stockholder shall have furnished in writing to the Secretary. Notice of any special meeting shall indicate that the notice is being issued by or at the direction of the person or persons calling such meeting. When any meeting of stockholders, either annual or special, is adjourned to another time or place, no notice of the adjourned meeting need be given, other than an announcement at the meeting at which such adjournment is taken giving the time and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than thirty (30) days, or, if after adjournment, the Board fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 5. Waiver of Notice. Notice of any annual or special meeting need not be given to any stockholder who submits a signed waiver of notice of any meeting, in person or by proxy or by his or her duly authorized attorney-in-fact, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such stockholder, except where a stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose, the Board shall fix a date as the record date for any such determination of stockholders, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. Such date in any case shall be not more than sixty (60) days and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 6, such determination shall, unless otherwise provided by the Board, also apply to any adjournment thereof. If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                  Section 7. Quorum. The holders of record of a majority of the total number of votes eligible to be cast in the election of directors generally by the holders of the outstanding shares of the capital stock of the Corporation entitled to vote thereat, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders, except as otherwise provided by law, these Bylaws or the Certificate of Incorporation. If less than a majority of such total number of votes is represented at a meeting, a majority of the number of votes so represented may adjourn the meeting from time to time without further notice, provided, that if such adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. When a quorum is

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once present to organize a meeting of stockholders, such quorum is not broken by the subsequent withdrawal of any stockholders.

          Section 8. Conduct of Meetings. The Chairperson of the Board shall serve as chairperson at all meetings of the stockholders or, if the Chairperson of the Board is absent or otherwise unable to so serve, the Vice Chairperson of the Board shall serve as chairperson at any meeting of stockholders held in such absence. If the Chairperson of the Board and the Vice Chairperson of the Board are absent or otherwise unable to serve, the President shall serve as chairperson at any meeting of stockholders held in such absence. The Secretary or, in his or her absence, such other person as the chairperson of the meeting shall appoint, shall serve as secretary of the meeting. The chairperson of the meeting shall conduct all meetings of the stockholders in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of such meetings, including such regulation of the manner of voting and the conduct of discussion as he or she shall deem appropriate.

          Section 9. Voting; Proxies. Each stockholder entitled to vote at any meeting may vote either in person or by proxy. Unless otherwise specified in the Certificate of Incorporation or in a resolution, or resolutions, of the Board providing for the issuance of preferred stock, each stockholder entitled to vote shall be entitled to one vote for each share of capital stock registered in his or her name on the transfer books or records of the Corporation. Each stockholder entitled to vote may authorize another person or persons to act for him or her by proxy. All proxies shall be in writing, signed by the stockholder or by his or her duly authorized attorney-in-fact, and shall be filed with the Secretary before being voted. No proxy shall be valid after three (3) years from the date of its execution unless otherwise provided in the proxy. The attendance at any meeting by a stockholder who shall have previously given a proxy applicable thereto shall not, as such, have the effect of revoking the proxy. The Corporation may treat any duly executed proxy as not revoked and in full force and effect until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date. If ownership of a share of voting stock of the Corporation stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, any one or more of such stockholders may cast all votes to which such ownership is entitled. If an attempt is made to cast conflicting votes by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present at such meeting. If such conflicting votes are evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. Except for the election of directors or as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of stockholders, all matters shall be determined by a vote of the holders of a majority of the number of votes eligible to be cast by the holders of the outstanding shares of capital stock of the Corporation present and entitled to vote thereat. Directors shall, except as otherwise required by law, these Bylaws or the Certificate of Incorporation, be elected by a plurality of the votes cast by each class of shares entitled to vote at a meeting of stockholders, present and entitled to vote in the election.

          Section 10. Inspectors of Election. In advance of any meeting of stockholders, the Board shall appoint one or more persons, other than officers, directors or nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. Such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairperson of the meeting shall make such appointment at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act at the meeting, the vacancy so created may be filled by appointment by the Board in advance of the meeting or at the meeting by the chairperson of the meeting. The duties of the inspectors of election shall include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, receiving votes, ballots or consents, hearing and deciding all challenges and questions arising in connection with the right to vote, counting and tabulating all votes, ballots or consents, determining the results and doing such acts as are proper to the conduct of the election or the vote with fairness to all stockholders. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them. Each inspector shall be entitled to a reasonable compensation for his or her services, to be paid by the Corporation.

          Section 11. Procedure for Nominations. Subject to the provisions hereof, the Board, or a committee thereof, shall select nominees for election as directors. Except in the case of a nominee substituted as a result of the death, incapacity, withdrawal or other inability to serve of a nominee, the Board, or a committee thereof, shall deliver written nominations to the Secretary at least sixty (60) days prior to the date of the annual meeting. Provided the Board, or committee thereof, makes such nominations, no nominations for directors except those made by the Board or such committee shall be voted upon at the annual meeting of stockholders unless other nominations by stockholders are made in accordance with the provisions of this Section 11. Nominations of individuals for election to the Board at an annual meeting of stockholders may be made by any stockholder of record of the Corporation entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary as set forth in this Section 11. To be timely, a stockholder's notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an election of directors to be held at an annual meeting of stockholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an election to be held at an annual meeting of stockholders held at a time other than within the time periods set forth in the immediately preceding clause (i), or at a special meeting of stockholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. For purposes of this Section 11, notice shall be deemed to first be given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) such person's written consent to serve as a director, if elected, and (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Corporation is then subject to such rules); and (b) as to the stockholder giving the notice (i) the name and address of such stockholder, (ii) the class and number of shares of the Corporation which are owned of record by such stockholder and the dates upon which he or she acquired such shares, (iii) a description of all arrangements or understandings between the stockholder and nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and (iv) the identification of any person employed, retained or to be compensated by the stockholder submitting the nomination or by the person nominated, or any person acting on his or her behalf to make solicitations or recommendations to stockholders for the purpose of assisting in the election of such director, and a brief description of the terms of such employment, retainer or arrangement for compensation. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee together with the required written consent. No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 11.

     The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof, and, if he should so determine, he shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.

          Section 12. Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with Section 11 of this Article II and shall thereafter become unwilling or unable to stand for election to the Board, the Board or a committee thereof may designate a substitute nominee upon delivery, not fewer than five (5) days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to Section 11 of this Article II had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substituted nominee.

          Section 13. New Business. Any new business to be taken up at the annual meeting at the request of the President or by resolution of at least three-fourths of the directors then in office shall be stated in writing and filed with the Secretary at least fifteen (15) days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but, except as provided in this Section 13, no other proposal shall be acted upon at the annual meeting. Any proposal offered by any stockholder may be made at the annual meeting and the same may be discussed and considered, but unless properly brought before the meeting such proposal shall not be acted upon at the meeting. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must be a stockholder of record and have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an annual meeting of stockholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an annual meeting of stockholders held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. For purposes of this Section 13, notice shall be deemed to first be given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. A stockholder's notice to the Secretary shall set forth as to the matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting; (b) the name and address of the stockholder proposing such business; (c) the class and number of shares of the Corporation which are owned of record by the stockholder and the dates upon which he or she acquired such shares; (d) the identification of any person employed, retained, or to be compensated by the stockholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the passage of such proposal, and a brief description of the terms of such employment, retainer or arrangement for compensation; and (e) such other information regarding such proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission or required to be delivered to the Corporation pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Corporation is then subject to such rules). This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board or the management of the Corporation, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. This provision shall not constitute a waiver of any right of the Corporation under the proxy rules of the Securities and Exchange Commission or any other rule or regulation to omit a stockholder's proposal from the Corporation's proxy materials.

     The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that any new business was not properly brought before the meeting in accordance with the provisions hereof, and, if the chairperson should so determine, the chairperson shall declare to the meeting that such new business was not properly brought before the meeting and shall not be considered.

                                   ARTICLE III

                                  CAPITAL STOCK

          Section 1. Certificates of Stock. Certificates representing shares of stock shall be in such form as shall be determined by the Board. Each certificate shall state that the Corporation will furnish to any stockholder upon request and without charge a statement of the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each class or series of stock and the qualifications or restrictions of such preferences and/or rights, or shall set forth such statement on the certificate itself. The certificates shall be numbered in the order of their issue and entered in the books of the Corporation or its transfer agent or agents as they are issued. Each certificate shall state the registered holder's name and the number and class of shares and shall be signed by President and the Secretary or any Assistant Secretary, and may, but need not, bear the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificates may be facsimiles. In case any officer who shall have signed any such certificate shall cease to be such officer of the Corporation, whether because of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

          Section 2. Transfer Agent and Registrar. The Board shall have the power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class and may require that stock certificates be countersigned and registered by one or more of such Transfer Agents and Registrars.

          Section 3. Registration and Transfer of Shares. Subject to the provisions of the Certificate of Incorporation of the Corporation, the name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him or her, the numbers of the certificates covering such shares and the dates of issue of such certificates. Subject to the provisions of the Certificate of Incorporation of the Corporation, the shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, with such guarantee or proof of the authenticity of the signature as the Corporation or its agents may reasonably require and with proper evidence of payment of any applicable transfer taxes. Subject to the provisions of the Certificate of Incorporation of the Corporation, a record shall be made of each transfer.

          Section 4. Lost, Destroyed and Mutilated Certificates. The holder of any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue, or cause to be issued, a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed upon evidence satisfactory to the Corporation of the loss, theft or destruction of the certificate and, in the case of mutilation, the surrender of the mutilated certificate. The Corporation may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate and the issuance of such new certificate, or may refer such owner to such remedy or remedies as he or she may have under the laws of the State of Delaware.

          Section 5. Holder of Record. Subject to the provisions of the Certificate of Incorporation of the Corporation, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

          Section 1. Responsibilities; Number of Directors. The business and affairs of the Corporation shall be under the direction of the Board. The number of directors shall be determined only by resolution of the Board. A Chairperson of the Board shall be appointed annually by the duly elected members of the board of directors. A minimum of two (2) directors shall be persons other than officers or employees of the Corporation or its subsidiaries and shall not have a relationship which, in the opinion of the Board (exclusive of such persons), could interfere with the exercise of independent judgment in carrying out the responsibilities of a director. No more than two directors shall be officers or employees of the Corporation or its subsidiaries.

          Section 2.  Qualifications. Each director shall be at least twenty-one
(21) years of age.

          Section 3. Regular and Annual Meetings. An annual meeting of the Board for the election of officers shall be held, without notice other than these Bylaws, as soon as possible after the annual meeting of the stockholders, or, with notice, at such other time or place as the Board may fix by resolution. The Board may provide, by resolution, the time and place, within or without the State of Delaware, for the holding of regular meetings of the Board without notice other than such resolution.

          Section 4. Special Meetings. Special meetings of the Board may be called for any purpose at any time by or at the request of the Chairperson of the Board or the President. If the Chairperson or the Vice Chairperson is absent or disabled, any two or more directors may call a special meeting. The persons authorized to call special meetings of the Board shall give notice of such meetings in the manner prescribed by these Bylaws and may fix any place, within or without the Corporation's regular business area, as the place for holding any special meeting of the Board called by such persons. No business shall be conducted at a special meeting other than that specified in the notice of meeting.

          Section 5. Notice of Meetings; Waiver of Notice. Except as otherwise provided in Section 3 of this Article IV, at least twenty-four (24) hours notice of meetings shall be given to each director if given in person or by telephone, telegraph, telex, facsimile or other electronic transmission, and at least five
(5) days notice of meetings shall be given if given in writing and delivered by courier or by postage prepaid mail. The purpose of any special meeting shall be stated in the notice. Such notice shall be deemed given when sent or given to any mail or courier service or company providing electronic transmission service. Any director may waive notice of any meeting by submitting a signed waiver of notice with the Secretary, whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

              Section 6. Conduct of Meetings. Meetings of the Board shall be presided over by the Chairperson of the Board, the Vice Chairperson of the Board or the President and, in the absence or incapacity of the Chairperson of the Board, the Vice Chairperson of the Board and the President, the presiding officer shall be the then senior member of the Board in terms of length of service on the Board (which length of service shall include length of service on the Board of Directors of Oswego County Savings Bank and any predecessors thereto). The Secretary or, in his absence, a person appointed by the President, Chairperson of the Board or the Vice Chairperson of the Board (or other presiding person), shall act as secretary of the meeting. The President, Chairperson of the Board or the Vice Chairperson of the Board (or other person presiding) shall conduct all meetings of the Board in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of Board meetings. At the discretion of the President, the Chairperson of the Board or the Vice Chairperson of the Board, any one or more directors may participate in a meeting of the Board or a committee of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting.

              Section 7. Quorum and Voting Requirements. A quorum at any meeting of the Board shall consist of not less than a majority of the directors then in office or such greater number as shall be required by law, these Bylaws or the Certificate of Incorporation, but not less than one-third (1/3) of the total number. If less than a required quorum is present, the majority of those directors present shall adjourn the meeting to another time and place without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority vote of the directors present at a meeting, if a quorum is present, shall constitute an act of the Board.

              Section 8. Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

              Section 9. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the President or Chairperson of the Board. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

              Section 10. Vacancies. To the extent not inconsistent with the Certificate of Incorporation and subject to the limitations prescribed by law and the rights of holders of Preferred Stock, vacancies in the office of director, including vacancies created by newly created directorships resulting from an increase in the number of directors, shall be filled only by a vote of a majority of the directors then holding office, whether or not a quorum, at any regular or special meeting of the Board called for that purpose. Subject to the rights of holders of Preferred Stock, no person shall be so elected a director unless nominated by the Nominating Committee. Subject to the rights of holders of Preferred Stock, any director so elected shall

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serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor shall be elected and qualified.

              Section 11. Compensation. From time to time, as the Board deems necessary, the Board shall fix the compensation of directors, and officers of the Corporation in such one or more forms as the Board may determine.

              Section 12. Directors' Age Limitation. No person may serve as a Director beyond the end of the month in which he or she turns seventy (70) years of age, provided, however, that Directors who were sixty-two (62) years of age or older on December 31, 2001 shall be eligible to serve as Directors until they have reached the age of seventy-one (71).

              Section 13. Directors Emeriti. The Board may elect annually Emeriti Members of the Board consisting of former Board Members who have retired after being no longer eligible for re-election as a Director because of the age limit set forth in this section. No Emeritus Member may be elected or serve after their seventy-fifth (75th) birthday, provided however, that Directors who were seventy-four (74) years of age or older on December 31, 2001 shall be eligible to serve as Directors Emeriti until they have reached the age of eighty-six (86). Directors Emeriti must have previously served as members of the Board of Directors. Emeriti Members are entitled to receive notice of all Board Meetings. They may attend Board Meetings but shall not have the right to vote nor shall such position carry with it any of the responsibilities, powers and privileges of the regular members of the Board.

              Section 14. Amendments Concerning the Board. The number and other restrictions and qualifications for directors of the Corporation as set forth in these Bylaws may be altered only by a vote, in addition to any vote required by law, of two-thirds of the entire Board or by the affirmative vote of the holders of record of not less than eighty percent (80%) of the total votes eligible to be cast by holders of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors at a meeting of the stockholders called for that purpose.

                                   ARTICLE V

                                   COMMITTEES

              Section 1. Standing Committees. At each annual meeting of the Board, the Chairperson of the board of directors may designate, by resolution adopted by a majority of the entire Board, the following committees:

              (a)  Audit Committee

              (b)  Nominating Committee

which shall be standing committees of the Board. The Board shall appoint a director to fill any vacancy on any committee of the Board. The members of the committees shall serve at the pleasure of the Board.

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

              Section 2. Audit Committee. The Audit Committee shall consist of at least three (3) members whose background and experience are financial and/or business management related, none of whom shall be an officer or salaried employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. At any regular meeting of the Board, any director who is otherwise eligible to serve on the Audit Committee may be elected to fill a vacancy that has occurred on the Audit Committee. The Board shall designate one member of the committee to serve as chairperson of the committee. The Audit Committee shall meet annually, at the call of the chairperson of the committee and may hold such additional meetings as the chairperson of the committee may deem necessary, to examine, or cause to be examined, the records and affairs of the Corporation to determine its true financial condition, and shall present a report of examination to the Board at the Board's next regular meeting following the meeting of the Audit Committee. The committee shall appoint, from its membership or otherwise, a secretary who shall cause to be kept written minutes of all meetings of the committee. The Audit Committee shall make, or cause to be made, such other examinations as it may deem advisable or whenever so directed by the Board and shall report thereon in writing at a regular meeting of the Board. The Audit Committee shall make recommendations to the Board in relation to the employment of accountants and independent auditors and arrange for such other assistance as it may deem necessary or desirable. The Audit Committee shall review and evaluate the procedures and performance of the Corporation's internal auditing staff. A quorum shall consist of at least one-third of the members of the committee, and in no event less than two (2) members of the committee.

              Section 3. Nominating Committee. In any year, the Nominating Committee shall consist of all members of the Board of Directors of the Company who will not stand for election or re-election at the Annual Meeting of Shareholders to be held during that year. The Nominating Committee shall have authority (a) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to these Bylaws in order to determine compliance with such Bylaw provision, and (b) to nominate persons for election to the Board of Directors.

              Section 4.    Other Committees.

         The Board may by resolution authorize such other committees as from time to time it may deem necessary or appropriate for the conduct of the business of the Corporation. The members of each committee so authorized shall be appointed by the Chairperson from members of the Board. Each such committee shall exercise such powers as may be assigned by the Board to the extent not inconsistent with law, these Bylaws, the Certificate of Incorporation or resolutions adopted by the Board.

                                   ARTICLE VI

                                    OFFICERS

              Section 1. Generally. The Board of Directors as soon as may be practicable after the annual meeting of stockholders, shall choose a President and Chief

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Executive Officer, one or more Vice Presidents, and a Secretary and from time to time may choose such other Officers as it may deem proper. Any number of offices may be held by the same person.

              (a) The term of office of all Officers shall be until the next annual election of Officers and until their respective successors are chosen, but any Officer may be removed from office at any time by the President (without prejudice to any contract rights that the Officer may have). The President may be removed from office at any time by the affirmative vote of a majority of the authorized number of Directors then constituting the Board of Directors (without prejudice to any contract rights that the President may have).

              (b) All Officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such Officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

              Section 2. President and Chief Executive Officer. The President and Chief Executive Officer (the "President") shall have general responsibility for the management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the offices of President and Chief Executive Officer or which are delegated to him or her by the Board of Directors. Subject to the direction of the Board of Directors, the President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision of all of the other Officers, employees and agents of the Corporation.

              Section 3. Vice President. The Vice President or Vice Presidents shall perform the duties of the President in his or her absence or during his disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors, the Chairperson of the Board or the President. A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President.

              Section 4. Secretary. The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairperson of the Board or the President.

              Section 5. Compensation of Officers and Others. The compensation of the President and Chief Executive Officer shall be fixed from time to time by the Board, or by any committee or officer authorized by the Board to do so.

                                  ARTICLE VII

                                    DIVIDENDS

         The Board shall have the power, subject to the provisions of law and the requirements of the Certificate of Incorporation, to declare and pay dividends out of surplus (or,

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if no surplus exists, out of net profits of the Corporation, for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except where there is an impairment of capital stock), to pay such dividends to the stockholders in cash, in property or in shares of the capital stock of the Corporation and to fix the date or dates for the payment of such dividends.

                                  ARTICLE VIII

                                     NOTICES

              Section 1. Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, Director, Officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the U.S. mails, postage prepaid, or by sending such notice by facsimile transmission or by courier. Any such notice shall be addressed to such stockholder, Director, Officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by facsimile transmission or other courier, shall be the time of the giving of the notice.

              Section 2. Waivers. A written waiver of any notice, signed by a stockholder, Director, Officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, Officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                   ARTICLE IX

                                 MISCELLANEOUS

              Section 1. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any Officer or Officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

              Section 2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary or an assistant to the Chief Financial Officer.

              Section 3. Reliance Upon Books, Reports and Records. Each Director, each member of any committee designated by the Board of Directors, and each Officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its Officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other

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

person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

              Section 4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

              Section 5. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                                   ARTICLE X

                                   AMENDMENTS

         These Bylaws, except as provided by applicable law or the Certificate of Incorporation, or as otherwise set forth in these Bylaws, may be amended or repealed at any regular meeting of the entire Board by the vote of two-thirds of the Board; provided, however, that (a) a notice specifying the change or amendment shall have been given at a previous regular meeting and entered in the minutes of the Board; (b) a written statement describing the change or amendment shall be made in the notice mailed to the directors of the meeting at which the change or amendment shall be acted upon; and (c) any Bylaw made by the Board may be altered, amended, rescinded or repealed by the holders of shares of capital stock entitled to vote thereon at any annual meeting or at any special meeting called for that purpose in accordance with the percentage requirements set forth in the Certificate of Incorporation and/or these Bylaws. Notwithstanding the foregoing, any provision of these Bylaws that contains a supermajority voting requirement shall only be altered, amended, rescinded or repealed by a vote of the Board or holders of capital stock entitled to vote thereon that is not less than the supermajority specified in such provision.

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